Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$3,520,020
Unrealized Gain (Loss) on Market Value of Futures	(225,176,700)
Dividend Income	186,950
Interest Income	1,707,773
ETF Transaction Fees	31,000
Total Income (Loss)	$(219,730,957)

Expenses
General Partner Management Fees	$502,303
Professional Fees	107,011
Brokerage Commissions	193,974
Non-interested Directors' Fees and Expenses	16,525
Prepaid Insurance Expense	13,526
NYMEX License Fee	16,743
SEC & FINRA Registration Expense	25,291
Total Expenses	$875,373
Net Income (Loss)	$(220,606,330)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/20	$1,170,976,256
Additions (60,700,000 Shares)	723,057,231
Withdrawals (21,400,000 Shares)	(256,314,609)
Net Income (Loss)	(220,606,330)

Net Asset Value End of Month	$1,417,112,548
Net Asset Value Per Share (130,900,000 Shares)	$10.83

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596